Exhibit 99.1

Contacts:

Ralph S. Sheridan Chief Executive Officer and Secretary Good Harbor Partners Acquisition Corp. (781) 237-1014	Thomas J. Colatosti President and Treasurer Good Harbor Partners Acquisition Corp. (781) 674-3128

FOR IMMEDIATE RELEASE

GOOD HARBOR PARTNERS ACQUISITION CORP.

Separate Trading of Securities Underlying our Series A and Series B Units

Arlington, Virginia, June 6, 2006 – Good Harbor Partners Acquisition Corp. (the “Company”) (OTC Bulletin Board: GHBAU and GHBBU) announced that, commencing today, the holders of the Company’s Series A Units and Series B Units may separately trade the Common Stock, Class B Common Stock, Class W Warrants and Class Z Warrants included in such Series A Units and Series B Units.

The OTC Bulletin Board symbols for each of the securities included in the Series A Units and Series B Units are as follows:

Common Stock	GHBAA
Class B Common Stock	GHBBB
Class W Warrants	GHBAW
Class Z Warrants	GHBAZ

Good Harbor Partners Acquisition Corp. is a “blank check company” recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an entity that has an operating business in the security industry.

Any statements contained in this press release that do not describe historical facts may constitute forward looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.